UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 7, 2006

ATLANTIC TELE-NETWORK, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-12593	47-0728886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Derby Square
Salem, Massachusetts 01970
(Address of Principal Executive Offices)  (Zip Code)

(978) 745-8106

(Registrant’s telephone number, including area code)

9719 Estate Thomas Havensight

St. Thomas, U.S. Virgin Islands 00802

(Former  name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On March 7, 2006, Atlantic Tele-Network, Inc. (the “Company”) issued a press release announcing earnings results for the fourth quarter and year ended December 31, 2005.  A copy of the press release is furnished herewith as Exhibit 99.1  In addition to the results prepared in accordance with generally accepted accounting principles (“GAAP”), the press release contains a reference to a non-GAAP measure — earnings for the fourth quarter and full year 2005, excluding a $2.1 million impairment relating to our investment in Bridge International, Inc.  While this measure is not intended as a substitute for earnings calculated in accordance with GAAP, management believes it is a useful indicator of the performance of the Company’s core business operations during the period.

Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2006, the Board of Directors of the Company approved an amendment to the Company’s By-Laws, effective immediately, to expressly permit shareholders to submit proxies electronically or in any other manner permitted by the General Corporation Law of the State of Delaware.  Prior to the amendment, the By-Laws did not expressly address electronic submission of proxies.  The text of the amendment is filed herewith as Exhibit 3.1 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

3.1           Amendment to the By-Laws of the Company

99.1         Press release of the Company dated March 7, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

Dated: March 8, 2006	By:	/s/ Michael T. Prior
Michael T. Prior
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to the By-Laws of the Company

99.1	Press release of the Company dated March 7, 2006